Exhibit 21.1

SUBSIDIARIES OF CENTERSPACE

Name of Subsidiary	State of Incorporation or Organization
Centerspace, Inc.	North Dakota
Centerspace, LP, a North Dakota Limited Partnership	North Dakota
CSR - Bayberry Place, LLC	Minnesota
CSR - Elements, LLC	Minnesota
CSR - Gatewood Waite Park, LLC	Minnesota
CSR - Grove Ridge, LLC	Minnesota
CSR - Legacy Waite Park, LLC	Minnesota
CSR - Martin Blu, LLC	Minnesota
CSR - New Hope Hillsboro, LLC	Minnesota
CSR - New Hope Village, LLC	Minnesota
CSR - Palisades, LLC	Minnesota
CSR - Plymouth Pointe, LLC	Minnesota
CSR - Pointe West, LLC	Minnesota
CSR - River Pointe, LLC	Minnesota
CSR - Southdale Parc, LLC	Minnesota
CSR - The Calhoun, LLC	Minnesota
CSR - West Calhoun, LLC	Minnesota
CSR - Windsor Gates, LLC	Minnesota
CSR - Wingate Realty, LLC	Minnesota
CSR - Woodhaven Group, LLC	Minnesota
CSR - Woodland Pointe, LLC	Minnesota
CSR - Zest, LLC	Minnesota
IRET-71 France, LLC	North Dakota
IRET - Canyon Lake, LLC	North Dakota
IRET - Cardinal Point, LLC	North Dakota
IRET - Cimarron Hills, LLC	North Dakota
IRET - Colony Apartments (NE), LLC	Delaware
IRET-Cypress Court Apartments, LLC	North Dakota
IRET - Grandville, LLC	North Dakota
IRET - Ironwood, LLC	Minnesota
IRET - Lakeside Apartments (NE), LLC	Delaware
IRET-QR, LLC	Delaware
IRET-Quarry Ridge, LLC	Delaware
IRET-RED 20, LLC	North Dakota
IRET - SH1, LLC	North Dakota
IRET - South Fork Apartments, LLC	North Dakota
IRET - Thomasbrook Apartments, LLC	North Dakota
IRET - Valley Park Manor, LLC	North Dakota
IRET - West Stonehill Apartments, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware